Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of TNL Mediagene on Form F-1 (FILE NO. 333-293957) of our report dated April 30, 2026 relating to the consolidated financial statements appearing in the Annual Report on Form 20-F of TNL Mediagene for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

New York, New York

April 30, 2026